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                    CONFIDENTIALITY/NONCOMPETITION AGREEMENT



      THIS CONFIDENTIALITY/NONCOMPETITION AGREEMENT ("Agreement") is made this 27th day of October, 1997 by and between ELECTRONIC DESIGNS, INC., a corporation organized and existing under the laws of the State of Delaware with its principal place of business at One Research Drive, Westborough, Massachusetts ("Seller"), and ADVANCED REFRACTORY TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of New York with its principal place of business at 699 Hertel Avenue, Buffalo, New York ("Buyer").

      WHEREAS Buyer and Seller are parties to that certain Asset Purchase Agreement, dated as of October 27, 1997 ("Asset Purchase Agreement"), pursuant to which Buyer purchased from Seller the Purchased Assets (as defined in the Asset Purchase Agreement); and

      WHEREAS, as an inducement to Buyer to purchase the Purchased Assets, Seller agrees to refrain from competition with Buyer and to maintain the confidentiality of the Confidential Information (as hereinafter defined), upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of Buyer entering into the Asset Purchase Agreement, the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto (individually, a "Party,"; collectively, the "Parties") hereby agree as follows:

      1.    Noncompetition.

            a. Scope - Seller agrees that, for a period of Seven (7) years after the date of this Agreement ("Noncompetition Term"), neither Seller nor any Affiliate (as defined in the
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Asset Purchase Agreement) of Seller shall, directly or indirectly, for its own account or for the account of any third party (as owner, proprietor, shareholder, joint venturer, partner, principal, consultant, agent or otherwise):

                  (1) engage in or with or take part in, or own, operate, manage, control, affiliate with, be employed by, provide services to or otherwise participate in any way in the business of, share in the earnings of or invest in the stock, bonds or other securities of, any person, corporation or other entity engaged in any way, directly or indirectly, in any business competitive with or substantially similar to the Crystallume Business (as defined in the Asset Purchase Agreement);

                  (2) publish or disclose to any third party, the names of any past or present customers of the Crystallume Business;

                  (3) solicit for employment or employ any individual who on the date of this Agreement is or thereafter becomes an employee of Buyer; or

                  (4) with respect to any past or present customer of Seller's Crystallume Business, either solicit the same in any manner which could adversely affect Buyer in any way or make statements to the same which disparage Buyer or its operations in any way.

            b. Limitation - If, prior to the expiration of the Noncompetition Term, Seller or any Affiliate of Seller shall propose to engage in any of the activities described in Section



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1a(1) of this Agreement, then, Seller shall provide Buyer with Thirty (30) days written notice prior to the commencement of any such competitive activity ("Commencement Date"), which notice shall describe such proposed competitive activity in reasonable detail. Upon commencement of any such competitive activity: (a) the restrictions upon Seller and Seller's Affiliates contained in
Section 1a(1) of this Agreement, and only such restrictions, shall terminate;
(b) Seller shall refund to Buyer the excess of: (1) the sum of all Installments and all interest paid by Buyer, through the Commencement Date pursuant to that certain Royalty Agreement by and between Buyer and Seller, dated of even date herewith ("Royalty Agreement"), over (2) the aggregate of all Royalties earned by Seller pursuant to the Royalty Agreement through the Commencement Date; (c) any unpaid Installment, including interest, whether or not accrued, shall then be immediately cancelled; and (d) the Royalty Agreement shall terminate.

      2. Acknowledgments and Agreements. Seller acknowledges and agrees that:

            a. Valuable Consideration - The covenants and agreements of Seller herein have been given for adequate and valuable consideration.

            b. Necessary Protection - The restrictions and prohibitions contained in this Agreement as to Seller are fair and reasonable in scope, duration, geographic limitation and in all other respects, are necessary for the protection of the legitimate business and commercial interests of Buyer, and that the scope of such protection has been carefully considered by the Parties.

      3.    Confidential Information.


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            a. Access - Seller hereby acknowledges and agrees that it has had access to or is aware of certain confidential and/or proprietary information (as hereinafter defined in this Section 3 in more detail) concerning the operation of the Crystallume Business, the ownership or use of any of the Purchased Assets, or the affairs of Seller. Seller hereby undertakes and agrees that it shall have a duty to Buyer to protect such information from use or disclosure, as provided in this Section 3.

            b. Definitions - For purposes of this Agreement, "Confidential Information" shall mean any and all data or information which is regarded (or should be regarded) as confidential and/or proprietary by Seller or which is otherwise material to the operation of the Crystallume Business, the ownership or use of any of the Purchased Assets or the affairs of Seller. "Confidential Information" includes, without limitation, data, formulas, compositions, processes, descriptions, plans, specifications, reports, studies, findings, inventions, concepts, ideas, products, product designs, business records, customer information, pricing information, financial information, costs, supply information, computer programs, licenses, patent applications, trade secrets, know-how, techniques, testing and other methods and techniques, marketing/sales strategies, plans and promotions and any other intellectual property rights of any kind, whether or not patentable or copyrightable. "Confidential Information" also includes, without limitation, any and all forms, sketches, graphs, equipment, drawings, photographs, designs, specifications, formulations, flowsheets, descriptions, data, samples and other tangible materials, as well as any and all observations, oral disclosures and any other information (in whatever form) which may be perceived, reproduced, transmitted or communicated. "Confidential Information" shall not include information which:


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                  (1)   was or is generally known to the public or becomes
                        generally known to the public through no act, failure to act or breach on the part of Seller in violation of this Agreement. (To the extent that Confidential Information consists of a combination of elements individually known to the public, this exclusion shall not apply if such elements are not generally known to the public in such combination);

                  (2) was or is rightfully furnished to Seller by a third party without breaching any agreement, understanding or confidential relationship with Buyer; or

                  (3) is required to be disclosed by Seller by judicial action pursuant to an order of a Government Authority (as defined in the Asset Purchase Agreement) having jurisdiction thereof.

            c. No Use - Seller shall not have any right of any kind to use any Confidential Information in any way, except financial information relating to the Crystallume Business used in the preparation of Seller's tax returns as required by federal and state law.

            d. Duty - Seller hereby agrees to: (1) maintain the Confidential Information in strict secrecy so as to protect the confidential and proprietary nature of the Confidential Information and to assure complete adherence to this Agreement by Seller and Seller's Affiliates and their respective officers, directors, shareholders, employees and representatives; and (2) not publish or disclose the Confidential Information in any manner or form to any third party for any reason.


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            e. Legal Disclosure - In the event disclosure of any Confidential
Information is required by any legal or regulatory statute, rule, order or regulation ("Legal Order"), Seller shall provide Buyer with immediate written notice of same so that Buyer may seek an appropriate protective order or other remedy. In return, Buyer shall be required to provide Seller with prompt written notice of its decision as to whether it will seek an appropriate protective order or other remedy. In the event Buyer notifies Seller of its decision not to seek a protective order or other remedy, Seller shall have the right to disclose the Confidential Information required pursuant to the Legal Order, and Seller shall be required to exercise its commercially reasonable best efforts to obtain assurance that confidential treatment shall be afforded the Confidential Information. If Buyer notifies Seller of its decision to seek a protective order or other remedy, Seller, to the extent reasonably practical, shall not disclose any part of the Confidential Information pending conclusion of any legal proceedings regarding such disclosure. In the event that such protective order or other remedy is not obtained, Seller shall disclose only such part of the Confidential Information as is specifically required by the terms of the Legal Order, and Seller shall exercise its commercially reasonable best efforts to obtain assurance that confidential treatment shall be afforded the Confidential Information.

      4. Reformation. If any provision of this Agreement or the application thereof to Seller shall, to any extent, be declared invalid or unenforceable, the remainder of this Agreement or the application of such provision to circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, it being the agreement of the Parties that all provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Without limiting the generality of the immediately preceding sentence, the Parties agree that in


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the event any provision hereof shall be declared invalid or unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad an area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas as to which it may be enforceable.

      5.    Remedies.

            a. Equity - Seller acknowledges and agrees that in the event of a breach or threatened breach of any covenant by it herein, irreparable harm will result to Buyer and its business for which there is no adequate remedy at law, and Seller agrees that in the event of any such breach or threatened breach, Buyer shall be entitled, in addition to all other applicable remedies, to specific performance of the terms of this Agreement and immediate injunctive relief restraining Seller from activity constituting such breach or threatened breach; provided, however, that the foregoing equitable remedies shall not apply in the event of a breach by Seller of the agreement of Seller in Section 1a(1) herein. Seller further agrees that in the event of such breach or threatened breach, Seller shall reimburse Buyer for any and all costs and expenses, including, without limitation, attorneys' fees and costs, incurred by Buyer in enforcing any provisions of this Agreement. Nothing herein shall be construed as prohibiting Buyer from pursuing any other remedies available to it for breach or threatened breach of this Agreement, including, without limitation, the recovery of damages from Seller.

            b. Cumulative - No right or remedy herein conferred upon or reserved to Buyer is exclusive of any right or remedy herein or permitted by law or equity, but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or


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in equity (or by statute or otherwise), and may be enforced concurrently therewith or from time to time and as often as may be deemed expedient or necessary by Buyer, in its sole discretion.

      6. Survivability. Notwithstanding anything contained to the contrary in this Agreement, in the Asset Purchase Agreement or in any other Covered Agreement (as defined in the Asset Purchase Agreement), all representations, warranties and agreements contained herein shall survive and continue to bind the Parties after the execution and delivery of this Agreement, the expiration of this Agreement, and any investigation conducted by either Party, to the extent and for as long as may be necessary to give effect to the rights, duties and obligations of the Parties pursuant to this Agreement, subject to any applicable statute of limitations.

      7. Entire Agreement. This Agreement constitutes the entire agreement by and between the Parties regarding the subject matter contained herein and supersedes all prior and contemporaneous undertakings and agreements by and between the Parties, whether written or oral, with respect to such subject matter.

      8. Amendment. This Agreement shall not be amended except by a writing executed by both Parties.

      9. Parties Bound. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, subject to the restrictions against assignment provided in Section 10.

      10. Assignment. This Agreement shall not be assignable by Seller without Buyer's prior written consent; provided, however, that EDI shall have the right, without obtaining ART's prior written consent but upon prior written notice to ART, to assign all of its rights, duties and obligations under this Agreement to a Surviving Entity (as hereinafter defined), if: (a) through an


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acquisition or merger (a "Corporate Event"), EDI is acquired by, or is merged with and into, an entity ("Surviving Entity") which after such Corporate Event will have revenues, net income and net assets at least equal to those of EDI at the time of such Corporate Event; and (b) the Surviving Entity assumes all of EDI's duties and obligations under each of the Covered Agreements. Buyer shall have the right, without obtaining Seller's prior written consent, upon prior notice to Seller, to assign its rights under this Agreement. Notwithstanding anything to the contrary contained herein, no assignment of any rights, duties or obligations under this Agreement relieves the assigning Party of primary liability for its duties and obligations under this Agreement, and as between the Parties, the assigning Party shall continue to be liable for all of its duties and obligations under this Agreement as though no assignment has been made.

      11. Counterparts. This Agreement may be executed simultaneously in Two (2) or more counterparts, any of which shall be deemed an original, and all of which together shall constitute one and the same instrument, notwithstanding that both Parties are not a signatory to the original or the same counterpart.

      12. Headings. The headings used herein are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.

      13. Waiver. Failure by either Party to insist upon strict performance of any provision herein by the other Party shall not be deemed a waiver by such Party of its rights or remedies or a waiver by it of any subsequent default by the other Party and no waiver shall be effective unless it is in writing and duly executed by the Party entitled to enforce the provision being waived.


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      14. Notices. All notices required or permitted hereunder shall be in writing and shall be: (a) sent by telex or facsimile transmission (to be effective when receipt is acknowledged unless sent after 5:00 p.m. on any business day, in which event notice shall be deemed received on the next business day); (b) personally delivered; (c) sent by certified mail, return receipt requested; or (d) sent by a nationally recognized, commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and, except as otherwise provided in Section 14(a), shall be deemed given when personally delivered or when placed in the possession of such mail or delivery service, and addressed to the Parties, as follows:


             To Seller:        Electronic Designs, Inc.
                               One Research Drive
                               Westborough, Massachusetts  01581
                               Attn.:  Frank D. Edwards, Senior Vice President
                               Facsimile no.:  (508) 366-1083


             with a copy to:   Goodwin, Procter & Hoar LLP
                               Exchange Place
                               Boston, Massachusetts  02109-2881
                               Attn.:  Thomas P. Storer, P.C.
                               Facsimile no.:  (617)  523-1231


             To Buyer:         Advanced Refractory Technologies, Inc.
                               699 Hertel Avenue
                               Buffalo, New York  14207
                               Attn.:  Keith A. Blakely, President
                               Facsimile no.:  (716) 875-3746


             with a copy to:   Damon & Morey LLP
                               1000 Cathedral Place
                               298 Main Street
                               Buffalo, New York  14202-4096
                               Attn.:  Gust P. Pullman, Esq.
                               Facsimile no.:  (716) 856-5521


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Notice of change of address shall be given in accordance with the terms of this
Section 14 and shall be effective only upon receipt.

      15. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the principles of conflicts of laws.

      16. Cooperation. If at any time either Party reasonably requests that any further agreement or assurance is reasonably necessary or desirable to fully carry out the provisions of this Agreement and the transactions contemplated in this Agreement, then the other Party shall execute and deliver, or cause to be executed and delivered, any and all reasonably necessary agreements and assurances, and do or cause to be done all things reasonably necessary or desirable to fully carry out the provisions of this Agreement and the transactions contemplated herein.

      IN WITNESS WHEREOF, the Parties have caused this Confidentiality/Noncompetition Agreement to be executed by their duly authorized officers on the day and year first above written.


                                 ELECTRONIC DESIGNS, INC.


                                 By:  /s/ Frank D. Edwards
                                      ----------------------------------------
                                      Frank D. Edwards, Senior Vice President


                                 ADVANCED REFRACTORY TECHNOLOGIES, INC.


                                 By: /s/ Keith A. Blakely
                                     -----------------------------------------
                                     Keith A. Blakely, President


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